ARTICLES OF INCORPORATION
                                       OF
                                  QUANTECH LTD.


         The undersigned individual, being of full age, for the purpose of forming a corporation under and pursuant to Chapter 302A of the Minnesota Statutes, as amended, hereby adopts the following Articles of Incorporation:


                                ARTICLE 1 - NAME

         1.1) The name of the corporation shall be Quantech Ltd.


                          ARTICLE 2 - REGISTERED OFFICE

         2.1) The registered office of the corporation is located at 1021 Bandana Boulevard East, Suite 212, St. Paul, Minnesota 55108.


                            ARTICLE 3 - CAPITAL STOCK

         3.1) Authorized Shares; Establishment of Classes and Series. The aggregate number of shares the corporation has authority to issue shall be 30,000,000 shares, which shall have a par value of $.01 per share solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of the corporation, and which shall consist of 15,000,000 shares of Common Stock and 15,000,000 undesignated shares. The Board of Directors of the corporation is authorized to establish from the undesignated shares, by resolution adopted and filed in the manner provided by law, one or more classes or series of shares, to designate each such class or series (which may include but is not limited to designation as additional shares of Common Stock), and to fix the relative rights and preferences of each such class or series.

         3.2) Issuance of Shares. The Board of Directors of the corporation is authorized from time to time to accept subscriptions for, issue, sell and deliver shares of any class or series of the corporation to such persons, at such times and upon such terms and conditions as the Board shall determine, valuing all nonmonetary consideration and establishing a price in money or other consideration, or a minimum price, or a general formula or method by which the price will be determined.

         3.3) Issuance of Rights to Purchase Shares. The Board of Directors is further authorized from time to time to grant and issue rights to subscribe for, purchase, exchange securities for, or convert securities into, shares of the corporation of any class or series, and to fix the terms, provisions and conditions of such rights, including the exchange or conversion basis or the price at which such shares may be purchased or subscribed for.

         3.4) Issuance of Shares to Holders of Another Class or Series. The Board is further authorized to issue shares of one class or series to holders of that class or series or to holders of another class or series to effectuate share dividends or splits.


                       ARTICLE 4 - RIGHTS OF SHAREHOLDERS

         4.1) No Preemptive Rights. No shares of any class or series of the corporation shall entitle the holders to any preemptive rights to subscribe for or purchase additional shares of that class or series or any other class or series of the corporation now or hereafter authorized or issued.

         4.2) No Cumulative Voting Rights. There shall be no cumulative voting by the shareholders of the corporation.


                              ARTICLE 5 - DIRECTORS

         5.1) The names of the person constituting the first Board of Directors is as follows:

                  R. H. Joseph Shaw


        ARTICLE 6 - MERGER, EXCHANGE, SALE OF ASSETS AND DISSOLUTION

         6.1) Where approval of shareholders is required by law, the affirmative vote of the holders of at least a majority of the voting power of all shares entitled to vote shall be required to authorize the corporation (i) to merge into or with one or more other corporations, (ii) to exchange its shares for shares of one or more other corporations, (iii) to sell, lease, transfer or otherwise dispose of all or substantially all of its property and assets, including its good will, or (iv) to commence voluntary dissolution.


               ARTICLE 7 - AMENDMENT OF ARTICLES OF INCORPORATION.

         7.1) After the issuance of shares by the corporation, any provision contained in these Articles of Incorporation may be amended, altered, changed or repealed by the affirmative vote of the holders of at least a majority of the voting power of the shares present and entitled to vote at a duly held meeting or such greater percentage as may be otherwise prescribed by the laws of the State of Minnesota.

                  ARTICLE 8 - LIMITATION OF DIRECTOR LIABILITY

         8.1) To the fullest extent permitted by Chapter 302A, Minnesota Statutes, as the same exists or may hereafter be amended, a director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.


                            ARTICLE 9 - INCORPORATOR

         9.1) The name and mailing address of the incorporator are as follows:

                  Gregory G. Freitag
                  900 Second Avenue South
                  1100 International Centre
                  Minneapolis, Minnesota 55402


         IN WITNESS WHEREOF, the undersigned incorporator has hereunto set his hand this 13th day of November, 1992.



                               /s/ Gregory G. Freitag
                               Gregory G. Freitag

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                  QUANTECH LTD.

         The undersigned, being the Secretary of Quantech Ltd., a Minnesota corporation, (the "Corporation"), on behalf of the Corporation, does hereby certify that the following recitals and resolutions were adopted at a duly called special meeting of the shareholders, pursuant to Minnesota Statutes Sections 302A.135 and 302A.139

                  WHEREAS, the Board of Directors of the Corporation believes it is in the best interest of the Corporation to amend the Articles of Incorporation to increase the number of authorized common stock shares from 30,000,000 to 60,000,000 and has previously adopted similar recitals and resolutions as those proposed here;

         IT IS HEREBY RESOLVED THAT:

                  The shareholders, in accordance with the Corporation's Bylaws, do hereby approve amending the Corporation's Articles of Incorporation to increase the number of authorized common stock shares from 30,000,000 to 60,000,000;

         RESOLVED FURTHER:

                  Section 3.1 is hereby amended to read:

                                   ARTICLE 3.1
                                  CAPITAL STOCK

                  The aggregate number of shares of all classes of stock which this corporation shall have the authority to issue is Sixty Million (60,000,000) shares, $.01 par value per share. The Board of Directors of the corporation is authorized to establish from the undesignated shares, by resolution adopted and filed in the manner provided by law, one or more classes or series of shares, to designate each such class or series (which may include but is not limited to designation as additional shares of Common Stock), and to fix the relative rights and preferences of each such class or series.

         RESOLVED FURTHER:

                  The corporation's officers are hereby authorized to complete all documents necessary and make all filings necessary to effectuate the amendment to the Corporation's Articles of Incorporation and to record such Amendment in the Corporation's official record books.

Dated and effective:  September 28, 1995.
                                                    /s/ George Vitalis
                                                    George Vitalis, Secretary

                            ARTICLES OF AMENDMENT OF
                            ARTICLES OF INCORPORATION
                                OF QUANTECH LTD.

         The undersigned, being the Secretary of Quantech Ltd., a Minnesota corporation, (the "Corporation"), on behalf of the Corporation, does hereby certify that the following recitals and resolutions were adopted at a duly called special meeting of the shareholders, pursuant to Minnesota Statutes, Sections 302A.135 and 302A.139.

         WHEREAS, the Board of Directors of the Corporation believes it is in the best interest of the Corporation to amend the Articles of Incorporation to increase the number of authorized shares from 60,000,000 Common Shares to 120,000,000 shares consisting of 90,000,000 Common Shares and 30,000,000 undesignated shares and has previously adopted similar recitals and resolutions as those proposed here.

         IT IS HEREBY RESOLVED THAT,

         The shareholders, in accordance with the Corporation's Bylaws, do hereby approve amending the Corporation's Articles of Incorporation to increase the number of authorized shares from 60,000,000 Common Shares to 120,000,000 shares consisting of 90,000,000 Common Shares and 30,000,000 undesignated shares.

         RESOLVED FURTHER, that Section 3.1 is hereby amended to read as follows:

                                   ARTICLE 3.1
                                  CAPITAL STOCK

         The aggregate number of shares of all classes of stock which this corporation shall have the authority to issue is One Hundred and Twenty Million (120,000,000) shares, $.01 par value per share, consisting of 90,000,000 Common Shares and 30,000,000 undesignated shares. The Board of Directors of the corporation is authorized to establish from the undesignated shares, by resolution adopted and filed in the manner provided by law, one or more classes or series of shares, to designate each such class or series (which may include but is not limited to designation as additional shares of Common Stock), and to fix the relative rights and preferences of each such class or series.

         RESOLVED FURTHER,

         The corporation's officers are hereby authorized to complete all documents necessary and make all filings necessary to effectuate the amendment to the Corporation's Articles of Incorporation and to record such Amendment in the Corporation's official record books.

Dated and effective:  November 25, 1996.

/s/ Gregory G. Freitag
Gregory G. Freitag, Secretary

                            ARTICLES OF AMENDMENT OF
                            ARTICLES OF INCORPORATION
                                OF QUANTECH LTD.

         The undersigned, being the Secretary of Quantech Ltd., a Minnesota corporation, (the "Corporation"), on behalf of the Corporation, does hereby certify that the following recitals and resolutions were adopted at a duly called special meeting of the shareholders, pursuant to Minnesota Statutes, Sections 302A.135 and 302A.139.

         WHEREAS, the Board of Directors of the Corporation believes it is in the best interest of the Corporation to amend the Articles of Incorporation to increase the number of authorized shares from 120,000,000 Common Shares to 250,000,000 shares consisting of 200,000,000 Common Shares and 50,000,000 undesignated shares and has previously adopted similar recitals and resolutions as those proposed here.

         IT IS HEREBY RESOLVED THAT,

         The shareholders, in accordance with the Corporation's Bylaws, do hereby approve amending the Corporation's Articles of Incorporation to increase the number of authorized shares from 120,000,000 Common Shares to 250,000,000 shares consisting of 200,000,000 Common Shares and 50,000,000 undesignated shares.

         RESOLVED FURTHER, that Section 3.1 is hereby amended to read as follows:

                                   ARTICLE 3.1
                                  CAPITAL STOCK

         The aggregate number of shares of all classes of stock, which this corporation shall have the authority to issue is Two Hundred and Fifty Million (250,000,000) shares, which shall have a par value of $.01 per share solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of the corporation, and which shall consist of 200,000,000 Common Shares and 50,000,000 undesignated shares. The Board of Directors of the corporation is authorized to establish from the undesignated shares, by resolution adopted and filed in the manner provided by law, one or more classes or series of shares, to designate each such class or series (which may include but is not limited to designation as additional shares of Common Stock), and to fix the relative rights and preferences of each such class or series.

         RESOLVED FURTHER,

         The corporation's officers are hereby authorized to complete all documents necessary and make all filings necessary to effectuate the amendment to the Corporation's Articles of Incorporation and to record such Amendment in the Corporation's official record books.

Dated and effective:  December 2, 1997

/s/ Gregory G. Freitag
Gregory G. Freitag, Secretary

                            ARTICLES OF AMENDMENT OF
                            ARTICLES OF INCORPORATION
                                OF QUANTECH LTD.

         The undersigned, being the Secretary of Quantech Ltd., a Minnesota corporation, (the "Corporation"), on behalf of the Corporation, does hereby certify that the following recitals and resolutions were adopted at a duly called special meeting of the directors, pursuant to Minnesota Statutes, Sections 302A.135 and 302A.139.

         The Board discussed and determined that it was in the interest of Quantech to effect the reverse split of its Capital Stock to conform its capital structure to companies in Quantech's industry, so as to attract potential financing and strategic partners and to position Quantech for filing on NASDAQ when it meets such organization's listing requirements. It was determined that the timing of the split should be coordinated with the release of information concerning Quantech's filing with the FDA of its test for myoglobin.

         A MOTION was made by Mr. Lyons that the directors hereby adopt the following plan of recapitalization in order to effect a 1-for-20 reverse stock split effective on the date on which the Amendment of Articles hereinafter adopted is filed with the Minnesota Secretary of State (the "Effective Date"):

         1. One (1) share of Common Stock of the Company shall be issued in exchange for every twenty (20) shares of Common Stock outstanding on the Effective Date.

         2. Fractional shares resulting on account of such reverse split shall be rounded down.

         3. Promptly following the Effective Date, shareholders shall exchange certificates representing shares of Common Stock outstanding on the Effective Date for certificates representing the appropriate number of shares of Common Stock to reflect the reverse stock split.

         4. On the Effective Date, the number of shares of the Company's Common Stock reserved for issuance under, or covered by, any outstanding option or warrant shall be decreased by twenty times and the per share exercise price shall be increased by such amount as may be necessary so that the aggregate purchase price of each outstanding option or warrant after adjustment is equal to the aggregate purchase price of such option or warrant before adjustment.

         FURTHER RESOLVED, that Section 3.1 of Article 3 of the Articles of Incorporation is amended to read as follows:

                           "ARTICLE 3 - CAPITAL STOCK

                  3.1) Authorized Shares; Establishment of Classes and Series. The aggregate number of shares the corporation has authority to issue shall be 12,500,000 shares, which shall have a par value of $.01 per share solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of the corporation, and which shall consist of 10,000,000 Common Shares (hereinafter referred to as "Common Stock") and

                  2,500,000 undesignated shares. Except as otherwise provided by these Articles of Incorporation or in a contractual obligation of the corporation, the Board of Directors of the corporation is authorized to establish from the undesignated shares, by resolution adopted and filed in the manner provided by law, one or more classes or series of shares, to designate each such class or series (which may include but is not limited to designation as additional shares of Common Stock), and to fix the relative rights and preferences of each such class or series, which rights and preferences may be superior to those of any of the shares of Common Stock."

         FURTHER RESOLVED, that any officer of the Company be and he hereby is authorized to execute Articles of Amendment of the Articles of Incorporation of the Company and to cause such Articles of Amendment to be filed with the Minnesota Secretary of State.

         FURTHER RESOLVED, that the form of stock certificate reviewed this date be and it hereby is adopted to represent the Company's Common Stock from and after the Effective Date.

         FURTHER RESOLVED, that the officers of the Company are hereby authorized and directed to take all such further action and execute and deliver all such further documents and instruments as may be necessary or advisable to effectuate such reverse stock split.

         Mr. Perkins seconded the motion and the motion was unanimously approved by the directors.

Dated and effective:  March 17, 1998

/s/ Gregory G. Freitag
Gregory G. Freitag, Secretary

                       STATEMENT OF DESIGNATION OF SHARES
                                       OF
                                  QUANTECH LTD.



         I hereby certify that the resolutions set forth on Exhibit A attached hereto were adopted by written action of the Board of Directors of QUANTECH LTD. on November 5, 1998.

         I certify that I am authorized to execute this Statement and I further certify that I understand that by signing this Statement I am subject to the penalties of perjury as set forth in Section 609.48 as if I had signed this Statement under oath.




                                     /s/ Gregory G. Freitag
                                     Gregory G. Freitag, Chief Operating Officer

                                    EXHIBIT A


                     Designation of Series A Preferred Stock

         WHEREAS, the corporation's current authorized capitalization consists of 10,000,000 authorized shares of Common Stock and 2,500,000 authorized but undesignated shares; and

         WHEREAS, the Board of Directors deems it advisable to establish an additional class of shares from the 2,500,000 authorized but undesignated shares;

         NOW, THEREFORE, RESOLVED, that of the 2,500,000 undesignated shares which the corporation is authorized to issue under its Articles of Incorporation, 2,500,000 are hereby designated as shares of Series A Preferred Stock (the "Series A Stock"), with a par value of $0.01 per share solely for purposes of a statute or regulation imposing a tax or fee based upon the capitalization of the corporation.

         FURTHER RESOLVED, that the rights and preferences of the Series A Stock shall be as follows:

         1. Dividends. In the event that the corporation declares and pays any dividends in cash with respect to Common Stock, the holder of a share of Series A Stock will be entitled to receive a dividend per share equal to the dividend that would have been otherwise payable with respect to such share if it had been converted into shares of Common Stock prior to the record date of such dividend.

         2. Voting. Each outstanding share of Series A Stock shall entitle its holder to that number of votes on all matters submitted to the stockholders that is equal to the number of shares of Common Stock into which such holder's shares of Series A Stock are then convertible, as hereinafter provided (except that shares of Series A Stock shall have class voting rights as provided in paragraph 3 below and as otherwise now or hereafter required by agreement or law).

         3. Additional Class Votes by Series A Stock. Without the affirmative vote or written consent of the holders (acting together as a class) of at least a majority of the shares of Series A Stock at the time outstanding, the corporation shall not:

                  a. amend the Articles of Incorporation of the corporation in any respect, including without limitation any certificate or designation relating to the Series A Stock, so as to alter any existing provision relating to Series A Stock or the holders thereof or waive any of the rights granted to the holders of the Series A Stock by the Articles of Incorporation of the corporation; or

                  b. increase the authorized number of shares of Series A Stock; or

                  c. authorize or issue any shares of capital stock having priority or preference over, or on parity with, Series A Stock as to dividends or distributions in the event of the liquidation, dissolution or winding up of the corporation, provided that such prohibition shall not prevent the corporation from issuing any shares which may receive distributions in such events on a pari passu basis prorated, in the event assets are insufficient to pay the original purchase price of all such securities, to the original purchase price of each; or

                  d. declare or pay any dividend or make any other distribution on any shares of capital stock of the corporation at any time created and issued ranking junior to Series A Stock with respect to the rights to the distribution of assets upon liquidation, dissolution or winding up of the corporation, other than distributions payable solely in shares of junior stock.

         4.       Liquidation.

                  a. In the event of the liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of the shares of Series A Stock shall be entitled, subject to the participation right of certain lenders/guarantors as provided in subparagraph (d) below, to receive in cash, out of the assets of the corporation, before any payment shall be made or any assets distributed to the holders of Common Stock with respect to the payment of dividends or upon dissolution or liquidation of the corporation, an amount equal to the sum of (i) $3.00 per share ("Original Purchase Price") (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected), (ii) all dividends unpaid and accumulated or accrued thereon to the date of such distribution, if any, and (iii) an amount equal to a return on investment at the rate of 10% per annum, compounded annually, over the period commencing on the date of original issuance of the Series A Stock by the corporation and ending on the date of distribution of assets as specified by the corporation's Board of Directors. If, upon any liquidation or dissolution of this corporation, the assets of the corporation shall be insufficient to pay such amount, the holders of such shares shall share pro rata in any such distribution in proportion to the full amounts to which they would otherwise be respectively entitled.

                  b. After the payment of all preferential amounts required to be paid pursuant to subparagraph a above, any remaining assets and funds of the corporation available for distribution to its stockholders upon the liquidation, dissolution or winding up of the corporation shall be distributed ratably among the holders of Common Stock. Thereafter, any such remaining assets and funds shall be distributed.

                  c. The merger or consolidation of the corporation into or with another corporation which results in the exchange of outstanding shares of the corporation for securities or other consideration issued or paid or caused to be issued or paid by such other corporation or an affiliate thereof (except if such merger or consolidation does not result in the transfer of more than 60% of the voting securities of the corporation), change in control of more than 60% of the voting securities of the corporation or the sale of all or substantially all the assets of the corporation, shall be deemed to be a liquidation, dissolution or winding up of the corporation for purposes of this paragraph, unless the holders of a majority of the Series A Stock then outstanding vote otherwise. The amount deemed distributed to the holders of Series A Stock upon any such merger or consolidation shall be the cash or the value of the property, rights and/or securities distributed to such holders by the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the corporation.

                  d. The corporation and one of its current directors are parties to that certain Agreement dated November 5, 1998, which agreement provides that if the director is required to make any payment pursuant to that certain Guaranty and Collateral Pledge Agreement, each dated August 7, 1998, between such director and Norwest Bank Minnesota, National Association, which has provided the corporation a bank credit facility in the aggregate principal amount of $750,000, such director waives any right of recovery of such payment from the corporation except in the event of a liquidation by the corporation in which event such director shall be entitled to participate in the distribution of the corporation's assets in liquidation on a pro rata basis with holders of Series A Stock pursuant to subparagraph a above as if such director held an amount of Series A Stock equal to the amount of such director's payment under the Guaranty and Collateral Pledge Agreement divided by $3.00.

         5. Conversion Right. At the option of the holders thereof, the shares of Series A Stock shall be convertible, at the office of the corporation (or at such other office or offices, if any, as the Board of Directors may designate), into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the corporation, at the conversion price, determined as hereinafter provided, in effect at the time of conversion, each share of Series A Stock being deemed to have a value of $3.00 for the purpose of such conversion. The price at which shares of Common Stock shall be delivered upon conversion of shares of Series A Stock (herein called the "conversion price") shall be initially $0.75 per share of Common Stock (i.e., at an initial conversion rate of four shares of Common Stock for each share of Series A Stock), provided, however, that such initial conversion price shall be subject to adjustment from time to time in certain instances as hereinafter provided. The following provisions shall govern such right of conversion:

                  a. In order to convert shares of Series A Stock into shares of Common Stock of the corporation, the holder thereof shall surrender at any office hereinabove mentioned the certificate or certificates therefor, duly endorsed to the corporation or in blank, and give written notice to the corporation at such office that such holder elects to convert such shares. Shares of Series A Stock shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of such shares for conversion as herein provided, and the person entitled to receive the shares of Common Stock of the corporation issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock at such time. As promptly as practicable on or after the conversion date, the corporation shall issue and deliver or cause to be issued and delivered at such office a certificate or certificates for the number of shares of Common Stock of the corporation issuable upon such conversion.

                  b. The conversion price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the conversion price each holder of shares of Series A Stock shall thereafter be entitled to receive the number of shares of Common Stock of the corporation obtained by multiplying the conversion price in effect immediately prior to such adjustment by the number of shares issuable pursuant to conversion immediately prior to such adjustment and dividing the product thereof by the conversion price resulting from such adjustment.

                  c. If and whenever the corporation shall issue or sell any shares of its Common Stock for a consideration per share less than the conversion price in effect immediately prior to the time of such issue or sale of the Common Stock, then, forthwith upon such issue or sale, the conversion price shall be reduced to such lower price.

         No adjustment of the conversion price of the Series A Stock, however, shall be made in an amount less than 2% of such conversion price in effect on the date of such adjustment, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any such adjustment so carried forward, shall be an amount equal to or greater than 4% of the conversion price of the Series A Stock then in effect.

         The holders of at least a majority of the Series A Stock then outstanding may elect to waive the application of the provisions of this paragraph 5 with respect to any issue or sale by the corporation of shares of its Common Stock for a consideration per share less than the conversion price of the Series A Stock in effect immediately prior to the time of such issue or sale.

         For the purposes of this paragraph 5, the following provisions (i) to
(v), inclusive, shall also be applicable:

                  (i) In the event the corporation shall grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, (a) Common Stock or
         (b) any obligations or any shares of stock of the corporation which are convertible into, or exchangeable for, Common Stock (any of such obligations or shares of stock being hereinafter called "Convertible Securities") whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (x) the total amount, if any, received or receivable by the corporation as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the corporation upon the exercise of such rights or options, plus, in the case of such rights or options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the conversion price of the Series A Stock in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to have been issued for such price per share. Except as provided in subparagraph d below, no further adjustments of the conversion price of the Series A Stock shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                  (ii) In case the corporation shall issue or sell (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the corporation upon the conversion or exchange thereof, by
         (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the conversion price of the Series A Stock in effect immediately prior to the time of such issue or at the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that (a) except as provided in subparagraph d below, no further adjustments of the conversion price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the conversion price of the Series A Stock have been or are to be made pursuant to other provisions of this paragraph 5, no further adjustment of the conversion price shall be made by reason of such issue or sale.

                  (iii) In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the corporation therefor, without deducting therefrom any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the corporation in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the corporation shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the corporation, without deducting therefrom any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the corporation in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase such Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as determined by the Board of Directors of the corporation of such portion of the assets and business of the non-surviving corporation or corporations as such Board shall determine to be attributable to such Common Stock, Convertible Securities, rights or options, as the case may be. In the event of any consolidation or merger of the corporation in which the corporation is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the corporation for stock or other securities of any other corporation, the corporation shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the conversion price of the Series A Stock, the determination of the number of shares of Common Stock issuable upon conversion immediately prior to such merger, conversion or sale, for purposes of subparagraph d below, shall be made after giving effect to such adjustment of the conversion price.

                  (iv) In case the corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities, or in any rights or options to purchase any Common Stock or Convertible Securities, or (b) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such rights of subscription or purchase, as the case may be.

                  b. In case the corporation shall (i) declare a dividend upon the Common Stock payable in Common Stock (other than a dividend declared to effect a subdivision of the outstanding shares of Common Stock, as described in subparagraph e below) or Convertible Securities, or in any rights or options to purchase Common Stock or Convertible Securities, or (ii) declare any other dividend or make any other distribution upon the Common Stock payable otherwise than out of earnings or earned surplus, then thereafter each holder of shares of Series A Stock upon the conversion thereof will be entitled to receive the number of shares of Common Stock into which such shares of Series A Stock have been converted, and, in addition and without payment therefor, each dividend described in clause (i) above and each dividend or distribution described in clause (ii) above which such holder would have received by way of dividends or distributions if continuously held since such holder became the record holder of such shares of Series A Stock such holder (i) had been the record holder of the number of shares of Common Stock then received, and (ii) had retained all dividends or distributions in stock or securities (including Common Stock or Convertible Securities, and any rights or options to purchase any Common Stock or Convertible Securities) payable in respect of such Common Stock or in respect of any stock or securities paid as dividends or distributions and originating directly or indirectly from such Common Stock. For the purposes of the foregoing, a dividend or distribution other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend or distribution as determined by the Board of Directors of the corporation.

                  c. In case the corporation shall at any time split or subdivide its outstanding shares of Common Stock into a greater number of shares, the conversion price of Series A Stock in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the corporation shall be combined into a smaller number of shares, the conversion price of Series A Stock in effect immediately prior to such combination shall be proportionately increased.

                  d. If (i) the purchase price provided for in any right or option referred to in clause (i) of subparagraph a, or (ii) the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities referred to in clause (i) or clause
         (ii) of subparagraph a, or (iii) the rate at which any Convertible Securities referred to in clause (i) or clause (ii) of subparagraph a are convertible into or exchangeable for Common Stock, shall change at any time (other than under or by reason of provisions designed to protect against dilution), the conversion price of the Series A Stock then in effect hereunder shall forthwith be increased or decreased to such conversion price as would have obtained had the adjustments made upon the issuance of such rights, options or Convertible Securities been made upon the basis of (a) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities, and the total consideration received therefor, and (b) the issuance at the time of such change of any such options, rights, or Convertible Securities then still outstanding for the consideration, if any, received by the corporation therefor and to be received on the basis of such changed price; and on the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the conversion price of the Series A Stock then in effect hereunder shall forthwith be increased to such conversion price as would have obtained had the adjustments made upon the issuance of such rights or options or Convertible Securities been made upon the basis of the issuance of the shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights or options or upon the conversion or exchange of such Convertible Securities. If the purchase price provided for in any right or option referred to in clause (i) of subparagraph a, or the rate at which any Convertible Securities referred to in clause (i) or clause (ii) of subparagraph a are convertible into or exchangeable for Common Stock, shall decrease at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Security, the conversion price of the Series A Stock then in effect hereunder shall forthwith be decreased to such conversion price as would have obtained had the adjustments made upon the issuance of such right, option or Convertible Security been made upon the basis of the issuance of (and the total consideration received for) the shares of Common Stock delivered as aforesaid.

                  e. The corporation shall at all times insure and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of Series A Stock, the full number of shares of Common Stock then deliverable upon the conversion of all shares of Series A Stock then outstanding.

                  f. No fractional shares shall be issued upon conversion of the Series A Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share (with one-half being rounded to the upward). Such conversion shall be determined on the basis of the total number of shares of Series A Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

         6. Mandatory Conversion. The Series A Stock shall automatically be converted into shares of Common Stock of the corporation, without any act by the corporation or the holders of the Series A Stock, (i) concurrently with the closing of an offering of the corporation's equity in which the aggregate offering price of the securities sold for cash by the corporation in the offering is at least $5,000,000, or such lower amount as may be approved by the holders of at least a majority of the shares of Series A Stock then outstanding, voting separately as a class or (ii) at such time as at least 50% of the number of shares of Series A Stock that were outstanding as of November 30, 1998 have been converted or redeemed. As used herein, the term "closing" shall mean the delivery by the corporation of certificates representing the securities of the corporation offered against delivery to the corporation of payment therefor. Any conversion of Series A Stock occurring on the date of the closing of a financing by the corporation satisfying the conditions set forth above shall be deemed to be a conversion pursuant to the terms of this paragraph 6.

         Each holder of a share of Series A Stock converted pursuant to the preceding paragraph shall be entitled to receive the full number of shares of Common Stock into which such share of Series A Stock held by such holder could be converted if such holder had exercised its conversion right at the time of closing of such financing.

         7.       Redemption of Series A Stock.

                  a. If any time after November 5, 2003 the corporation receives a written request of the holders of not less than fifty percent (50%) of the then outstanding shares of Series A Stock, voting together as a single class and on an as-converted basis, (collectively, the "Initiating Holders"), the corporation shall within thirty (30) days after the receipt of such notice redeem all of the then outstanding shares of Series A Stock (or, if less, the maximum amount it may lawfully redeem) by paying in cash therefor an amount equal to the sum of the Original Purchase Price and an amount equal to a return on investment at the rate of 10% per annum, compounded annually, over the period commencing on the date of original issuance of the Series A Stock by the corporation and ending on the Redemption Date (defined below). The aggregate amounts payable with respect to Series A Stock are hereinafter collectively referred to as the "Redemption Price."

                  b. At least twenty (20) days prior to the date fixed for any redemption of any Series A Stock (the "Redemption Date"), written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A Stock to be redeemed, at the address last shown on the records of the corporation for such holder or given by the holder to the corporation for the purpose of notice or if no such address appears or is given at the principal executive office of the corporation, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained, and the date on which such holder's conversion rights (as set forth in paragraph 5 above) as to such shares terminate, and calling upon such holder to surrender to the corporation, in the manner and at the place designated, the certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). On or after the Redemption Date, each holder of Series A Stock to be redeemed shall surrender to the corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                  c. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of Series A Stock, as holders of such shares (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares which such holders elected to have redeemed, and such shares shall not thereafter be transferred on the books of the corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the corporation legally available for redemption of shares of Series A Stock on any Redemption Date are insufficient to redeem the total number of shares of Series A Stock to be redeemed on such date, those funds that are legally available will be used to redeem shares of Series A Stock such that each holder of Series A Stock receives the same percentage of the aggregate Series A Stock Redemption Price, as applicable, as such holder would otherwise receive if the corporation could legally redeem all of the shares put for redemption on such date. The shares of Series A Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the corporation are legally available for the redemption of shares of Series A Stock, such funds will immediately be used to redeem the balance of the shares that the corporation has become obligated to redeem on any Redemption Date but that it has not redeemed.

                  d. On or prior to the Redemption Date, the corporation shall deposit the Redemption Price of all shares of Series A Stock designated for redemption in the Redemption Notice, and not yet redeemed or converted, with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares designated by holders of Series A Stock for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust corporation to publish the notice of redemption thereof and pay the Redemption Price for such shares to their respective holders on or after the Redemption Date, upon receipt of notification from the corporation that such holder has surrendered its share certificate to the corporation pursuant to subparagraph 7(b) above. As of the date of such deposit, the deposit shall constitute full payment of the shares to their holders, and from and after the date of the deposit the shares so called for redemption shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust corporation payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor, and the right to convert such shares as provided in paragraph 5 above. Such instructions shall also provide that any moneys deposited by the corporation pursuant to this subparagraph 7(d) for the redemption of shares thereafter converted into shares of the corporation's Common Stock pursuant to paragraph 6 above prior to the Redemption Date shall be returned to the corporation forthwith upon such conversion. The balance of any moneys deposited by the corporation pursuant to this subparagraph 7(d) remaining unclaimed at the expiration of two (2) years following the Redemption Date shall thereafter be returned to the corporation upon its request expressed in a resolution of its Board of Directors.

         8. Status of Converted or Redeemed Stock. In the event any shares of Series A Stock shall be converted or redeemed by the corporation, the shares so converted or redeemed shall not be reissuable by the corporation as Series A Stock but shall be designated authorized shares of Common Stock and available for issuance by the corporation as Common Stock. At such time as all outstanding shares of Series A Stock have been converted or redeemed, (i) any theretofore authorized but unissued shares of such series shall return to the status of undesignated shares of the corporation, (ii) this Statement of Designation shall be deemed amended to eliminate all authorized Series A Stock and the terms and provisions thereof, and (iii) the Board of Directors and officers of the corporation are authorized to take such action and execute and file such instruments as may be necessary or appropriate to effect such amendment.